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                                                                     EXHIBIT 23a

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-72254 and 333-67438) pertaining to the Schawk, Inc. 1991 Outside Directors' Formula Stock Option Plan and the 2001 Equity Option Plan, respectively, of our report dated February 14, 2003 with respect to the consolidated financial statements and schedule of Schawk, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.




Chicago, Illinois                          ERNST & YOUNG LLP
February 14, 2003